Exhibit 99.1

GrowLife, Inc. Restructures Leadership To Drive Major Expansion
Marco Hegyi assumes leadership as President

WOODLAND HILLS, Calif., May 22, 2014 – GrowLife, Inc. (OTC: PHOT), the recognized leader in specialty hydroponics and an essential facilitator of the grower marketplace, today announced the decision made by Sterling Scott to depart from daily operational duties as Chief Executive Officer and Director and Chairman of the Board for personal reasons. Marco Hegyi, Company President, will assume Mr. Scott’s CEO duties and responsibilities, and continue to drive development and expansion strategies.

“GrowLife is firmly positioned to take advantage of the explosive growth in hydroponics retail and legal cannabis.  We have a strong dedicated board of directors, group of executives and retail team that are excited about and ready to forge ahead with GrowLife 2.0, said Mr. Hegyi. “I look forward to continuing a close relationship with Mr. Scott and thank him for choosing me as part of the future leadership team for GrowLife.“

GrowLife 2.0 includes new infrastructure delivering an immersive seed-to-sale commerce platform, which is expected to accelerate growth for the entire hydroponics and cannabis grower industry.

Mr. Scott respectably served the Company for more than two years. During his tenure with GrowLife, Mr. Scott successfully led the Company to acquire seven retail stores and ecommerce operations that generated $2.4 million in revenues for its first financial quarter of 2014.

“Marco has more than 30 years experience primarily focused in the technology space. He has a strong background in executive management, team building, business and financial operations,” said Jeff Giarraputo, Member of the Board of Directors. “His background lends well to the development and expansion of the next phase of GrowLife".

For more information, please visit: www.growlifeinc.com.

About GrowLife, Inc.
GrowLife, Inc. (PHOT) (www.growlifeinc.com) develops, markets and deploys products and services addressing the needs of legal cannabis growing and retail operations, including hydroponic growing equipment and retail support software. The Company provides these solutions in our nationwide retail network, as well as online sites Greners.com, Phototron.com and RockyMountainHydro.com. The Company also operates the political and social forum, Cannabis.org

Cautionary Language Concerning Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level.  For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov.  GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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